As filed with the Securities and Exchange Commission on November 14, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-2145715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Monument Circle Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Anthem 2001 Stock Incentive Plan

(Full title of the plan)

David R. Frick

Executive Vice President and Chief Legal and Administrative Officer

Anthem, Inc.

120 Monument Circle

Indianapolis, Indiana 46204

(Name and address of agent for service)

(317) 488-6000

(Telephone number, including area code, of agent for service)

Copy to:

James A. Aschleman

Baker & Daniels

300 North Meridian Street, Suite 2700

Indianapolis, Indiana 46204-1782

(317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common Stock, par value $0.01 per share	13,000,000	$65.505	(2)	$851,565,000	(2)	$68,892	(2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Estimated in accordance with Rule 457 (c) and (h) (1) under the Securities Act solely for purposes of calculating the registration fee based on the average of the high and low sale prices for the Common Stock as reported by the New York Stock Exchange on November 11, 2003, which was $65.505 per share.

The Registrant’s Registration Statement on Form S-8 (Registration No. 333-73516) is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 14, 2003.

ANTHEM, INC.

By:	/s/ LARRY C. GLASSCOCK

Larry C. Glasscock President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Larry C. Glasscock, David R. Frick and Michael L. Smith, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Larry C. Glasscock, David R. Frick and Michael L. Smith, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ LARRY C. GLASSCOCK Larry C. Glasscock	President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2003

/s/ MICHAEL L. SMITH Michael L. Smith	Executive Vice President and Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	November 14, 2003

/s/ L. BEN LYTLE L. Ben Lytle	Director	October 26, 2003

/s/ LENNOX D. BAKER, JR. M.D. Lennox D. Baker, Jr. M.D.	Director	October 26, 2003

/s/ SUSAN B. BAYH Susan B. Bayh	Director	October 26, 2003

Signature	Title	Date

/s/ WILLIAM B. HART William B. Hart	Director	October 26, 2003

/s/ ALLAN B. HUBBARD Allan B. Hubbard	Director	October 26, 2003

/s/ VICTOR S. LISS Victor S. Liss	Director	October 26, 2003

/s/ WILLIAM G. MAYS William G. Mays	Director	October 26, 2003

/s/ JAMES W. MCDOWELL, JR. James W. McDowell, Jr.	Director	October 26, 2003

/s/ SENATOR DONALD W. RIEGLE, JR. Senator Donald W. Riegle, Jr.	Director	October 26, 2003

/s/ WILLIAM J. RYAN William J. Ryan	Director	October 26, 2003

/s/ GEORGE A. SCHAEFER, JR. George A. Schaefer, Jr.	Director	October 26, 2003

/s/ JOHN SHERMAN, JR. John Sherman, Jr.	Director	October 26, 2003

/s/ DENNIS J. SULLIVAN, JR. Dennis J. Sullivan, Jr.	Director	October 26, 2003

/s/ JACKIE M. WARD Jackie M. Ward	Director	October 26, 2003

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Restated Articles of Incorporation of Registrant. (The copy of this Exhibit filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-67714) as filed with the Commission is incorporated herein by reference.)

4.2	By-Laws of Registrant. (The copy of this Exhibit filed as Exhibit 3.2(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, is incorporated herein by reference.)

4.3	Form of certificate for the Common Stock, $0.01 par value per share, of the Registrant. (The copy of this Exhibit filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-67714) as filed with the Commission is incorporated herein by reference.)

4.4	Anthem 2001 Stock Incentive Plan, as amended and restated on January 1, 2003. (The copy of this Exhibit filed as Appendix II to the Company’s Definitive Proxy Statement filed on April 2, 2003 (File No. 001-16751), is incorporated herein by reference.)

5	Opinion of Baker & Daniels.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).

24	Power of Attorney (included on the Signature Page of the Registration Statement).